                                                                   Exhibit 99(d)


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

                  AMENDMENT NO. 2, dated as of March 14, 1999 (this "Amendment"), to the Rights Agreement, dated as of June 28, 1990, as amended by an Amendment thereto dated December 12, 1995 (the "Rights Agreement"), between BankBoston Corporation, a Massachu setts corporation (the "Company"), and BankBoston, N.A., as successor rights agent (the "Rights
Agent").

                                   WITNESSETH

                  WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement; and

                  WHEREAS, no Distribution Date (as defined in Section 3(a) of the Rights Agreement) has occurred as of the date of this Amendment; and

                  WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement in accordance with the terms of Section 27; and

                  WHEREAS, the Company and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), have entered into an Agreement and Plan of Merger, dated as of March 14, 1999 (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with and into Fleet; and

                  WHEREAS, in connection with the Merger Agreement, the Company and Fleet have entered into a Stock Option Agreement, dated March 14, 1999 (the "Option Agreement"), pursuant to which the Company has granted to Fleet an option to purchase shares of the Company's Common Stock under certain circumstances and upon certain terms and conditions; and

                  WHEREAS, the Board of Directors has determined that the transactions contem plated by the Merger Agreement are in the best interests of the Company and its stockholders; and

                  WHEREAS, the Board of Directors has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreement, the Option Agreement and the transactions contemplated thereby (including, without limitation, the option granted pursuant to the Option Agreement) from the application of the Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

                  NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

                  1. Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, until the termination of both the Fleet Merger Agreement and the Fleet Stock Option Agreement (each as defined below) in accordance with their respective terms, neither Fleet Financial Group, Inc, a Rhode Island corporation ("Fleet"), nor any Affiliate or Associate of Fleet (collectively with Fleet, the "Fleet Parties") shall be deemed to be an Acquiring Person by virtue of the fact that Fleet is the Beneficial Owner solely of shares of Common Stock (i) of which any Fleet Party is or becomes the Beneficial Owner by reason of the approval, execution or delivery of the Agreement and Plan of Merger, dated as of March 14, 1999, by and between the Company and Fleet, as may be amended from time to time (the "Fleet Merger Agreement"), or the Stock Option Agreement, dated March 14, 1999, between the Company, as issuer, and Fleet, as grantee, as may be amended from time to time (the "Fleet Stock Option Agreement"), or by reason of the consummation of any transaction contemplated in the Fleet Merger Agreement, the Fleet Stock Option Agreement or both, (ii) of which any Fleet Party is the Beneficial Owner on the date hereof, (iii) acquired in satisfaction of debts contracted prior to the date hereof by any Fleet Party in good faith in the ordinary course of such Fleet Party's banking business, (iv) held by any Fleet Party in a BONA FIDE fiduciary or depository capacity, or (v) owned in the ordinary course of business by either (A) an investment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, in either case for which any Fleet Party acts as investment advisor."

                  2. Section 13 of the Rights Agreement is hereby amended to add the following subsection (d) at the end thereof:

                  "Notwithstanding any other provision of this Agreement, at the Effective Time (as defined in the Fleet Merger Agreement), the Common Stock will be converted into the consideration provided for in the Fleet Merger Agreement, and all Rights attached thereto shall simultaneously be extinguished with no additional consideration being paid on account thereof."

                  3. Section 15 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agree ment in connection with any transactions contemplated by the Fleet Merger Agreement or the Fleet Stock Option Agreement."

                  4. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  5. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

                  6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  7. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the day and year first above written.



ATTEST:                                 BANKBOSTON CORPORATION



By:/s/Janice B. Liva                    By:/s/Peter J. Manning
   --------------------                    -------------------
  Name:  Janice B. Liva                 Name: Peter J. Manning
  Title: Assistant General Counsel      Title:Executive Vice President,
         and Assistant Clerk                      Mergers and Acquisitions

ATTEST:                                 BANKBOSTON, N.A., as Rights Agent

                                        By Its Agent, Boston EquiServe Division
                                           of EquiServe Limited Partnership



By:/s/Darlene DioDato                   By: /s/Charles V. Rossi
   ------------------------------           -------------------------------
      Name:  Darlene DioDato                   Name:  Charles V. Rossi
      Title:    Managing Director              Title: President